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                                                                      EXHIBIT 21

                   SUBSIDIARIES OF AMERICAN HOMEPATIENT, INC.

               NAME OF                            STATE OF                   D/B/A
             SUBSIDIARY                         INCORPORATION                 NAME
Designated Companies, Inc.                        New York           CarePlan

Total HomeCare of East Alabama (LLC)               Alabama

AHP Finance, Inc.                                 Delaware

American HomePatient of Iowa, Inc.                Delaware

American HomePatient, Inc.                        Tennessee

American HomePatient of Texas, L.P.                 Texas

AHP, L.P.                                         Tennessee

Pronetics Health Care Group, Inc.              North Carolina

HomeCare Pharmacy, Inc.                            Alabama

Schofield Medical Services, Inc.                   Alabama

Breathing Equipment Incorporated                Pennsylvania         Hazelton Medical & Breathing
                                                                     Equipment

Happy Harry's HealthCare, Inc.                    Delaware

Carter's Homecare, Inc.                            Florida

The Medical Store                                Connecticut

Roy's Pharmacy                                      Texas            Lake's Medical

The Medical Mart                                 Connecticut

RNH, Inc.                                        Connecticut         Bonneville

General Holdings, Inc.                          Pennsylvania

AM-TEX Medical Corporation                          Texas

Medical Equipment Services, Inc.                  Illinois

ConPharma Home Healthcare, Inc.                 Massachusetts

Critical Care Associates, Inc.                    New York

TPN Pharmacy, Inc.                              Massachusetts

Penn Oxygen Services, Inc.                      West Virginia

Mobile Medical Services, Inc.                   Pennsylvania

Stoll's Medical Rentals, Inc.                    Connecticut

AHP of Illinois, Inc.                             Illinois

Home Medical Services, Inc.                        Alabama

Patient Care Plus, Inc.                            Alabama

Medical Equipment of Southwest Florida             Florida

ProCare Medical Supply Co., Inc.                  Missouri

American HomePatient of Arkansas, Inc.            Arkansas


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
               NAME OF                            STATE OF                   D/B/A
             SUBSIDIARY                         INCORPORATION                 NAME
Clasen Health Services, Inc.                      Missouri

Missouri Home Health Care Consortium, Inc.        Missouri

Neogenesis, Inc.                               South Carolina

American HomePatient Ventures, Inc.               Tennessee

American HomePatient of Texas, L.P.             Texas limited
                                                 partnership

AHP, L.P.                                     Tennessee limited
                                                 partnership